Exhibit 99.1

ALLERGAN REPORTS THIRD QUARTER 2014 OPERATING RESULTS

(IRVINE, Calif., October 27, 2014) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended September 30, 2014. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.05 per share, payable on December 11, 2014 to stockholders of record on November 20, 2014.

Operating Results Attributable to Stockholders from Continuing Operations

For the quarter ended September 30, 2014:

•	Allergan reported $1.03 diluted earnings per share attributable to stockholders compared to $1.10 diluted earnings per share attributable to stockholders for the third quarter of 2013.

•

Allergan reported $1.78 non-GAAP diluted earnings per share attributable to stockholders compared to $1.23 non-GAAP diluted earnings per share attributable to stockholders for the third quarter of 2013, a 44.7 percent increase.

Product Sales

For the quarter ended September 30, 2014:

•

Allergan reported $1,790.7 million total product net sales. Total product net sales increased 17.2 percent, or 17.6 percent on a constant currency basis, compared to total product net sales in the third quarter of 2013.

•	Total specialty pharmaceuticals net sales increased 14.3 percent, or 14.6 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the third quarter of 2013.

•	Total core medical devices net sales increased 30.4 percent, or 31.1 percent on a constant currency basis, compared to total core medical devices net sales in the third quarter of 2013.

“With continuing strong momentum across a broad range of products, Allergan again recorded the strongest increase in absolute dollar sales in any quarter in our history, and again delivered sales and earnings per share growth above the high end of our expectations,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are making excellent progress on the stockholder value enhancements announced in July 2014, which are resulting in enhanced non-GAAP diluted earnings per share growth and thus increased stockholder value.”

Product and Pipeline Update

During the third quarter of 2014:

•

On August 4, 2014, Allergan announced that the Company’s research and development pipeline has been recognized by the Galien Foundation, which has nominated three of Allergan’s products for the 2014 U.S. Prix Galien Awards. The Prix Galien Award is considered the biomedical industry’s highest accolade and recognizes the technical, scientific and clinical research skills necessary to develop innovative medicines and devices. The Allergan products that have been nominated for the 2014 U.S. Prix Galien Awards are:

•	Best Biotechnology Product Nominee — BOTOX® (onabotulinumtoxinA) for Chronic Migraine patients

•	Best Pharmaceutical Agent Nominee — OZURDEX® (dexamethasone intravitreal implant) 0.7 mg

•	Best Medical Technology Nominee — SERI® Surgical Scaffold

•

On August 13, 2014, Allergan and TARIS Holdings LLC announced that Allergan has closed a transaction to acquire worldwide rights to TARIS Biomedical’s lead program, LiRIS®, which is currently in Phase 2 trials for the treatment of interstitial cystitis / bladder pain syndrome (IC/BPS). Allergan paid $67.5 million in cash up front, subject to certain adjustments and holdbacks. Allergan has also agreed to pay up to an aggregate of $295 million in development milestone payments and up to an aggregate of $225 million in commercial milestone payments.

•

On September 2, 2014, Allergan announced that the European Commission has extended the Marketing Authorization for OZURDEX® (dexamethasone 700 mcg intravitreal implant in applicator) to treat adult patients with visual impairment due to diabetic macular edema (DME) who are pseudophakic (have an artificial lens implant), or who are considered insufficiently responsive to, or unsuitable for non-corticosteroids therapy. DME is a common complication with diabetes and is the leading cause of sight loss in patients with diabetes.

•

On September 29, 2014, Allergan announced that the U.S. Food and Drug Administration (FDA) removed the limitations on the indication for OZURDEX® (dexamethasone intravitreal implant) 0.7mg, a sustained-release biodegradable steroid implant, for the treatment of diabetic macular edema (DME). OZURDEX® was originally approved in June as a treatment for DME in patients who are pseudophakic (have an artificial lens implant following cataract surgery) or who are phakic (have their natural lens) and are scheduled for cataract surgery.

Unsolicited Proposal from Valeant

•

On August 1, 2014, Allergan filed a lawsuit in the United States District Court for the Central District of California against Valeant Pharmaceuticals International, Inc. (“Valeant”), Pershing Square Capital Management, L.P. (“Pershing Square”) and its principal, William A. Ackman, alleging that Valeant, Pershing Square and Mr. Ackman violated federal securities laws prohibiting insider trading, engaged in other fraudulent practices, and failed to disclose legally required information. After careful consideration, Allergan decided to file the lawsuit in order to ensure that all of its stockholders have the opportunity to make decisions regarding their investment in the Company based on compliant, full and fair disclosures, and to ensure that any stockholders voting on corporate matters acquired their shares in accordance with the law.

•

On August 11, 2014, Allergan announced that it received a request for additional information (a “Second Request”) under the Hart-Scott-Rodino Act from the U.S. Federal Trade Commission in connection with Valeant’s unsolicited acquisition proposal of Allergan. Allergan intends to respond fully in connection with the ongoing investigation. The Company noted that Second Request investigations typically take some time to conclude, and Allergan cannot predict how long this investigation will take or how it might otherwise develop.

•

On September 15, 2014, Allergan announced that it reached an agreement with Pershing Square and Valeant under which Allergan agreed to hold the Special Meeting of Stockholders (the “Special Meeting”) on the already scheduled date of December 18, 2014, without restriction, and Pershing Square and Valeant dismissed their pending litigation before the Delaware Court of Chancery. Allergan has established an October 30, 2014 record date for stockholders entitled to vote at the Special Meeting.

Outlook

For the full year of 2014, Allergan expects:

•

Total product net sales between $7,080 million and $7,155 million, excluding any future anticipated revenue from the transition services agreements related to the sale of the obesity intervention business.

•	Total specialty pharmaceuticals net sales between $5,990 million and $6,045 million.

•	Total core medical devices net sales between $1,050 million and $1,070 million.

•	ALPHAGAN® franchise product net sales between $500 million and $510 million.

•	LUMIGAN® franchise product net sales between $650 million and $670 million.

•	RESTASIS® product net sales between $1,070 million and $1,090 million.

•	BOTOX® product net sales between $2,200 million and $2,240 million.

•	LATISSE® product net sales at approximately $100 million.

•	Breast aesthetics product net sales between $400 million and $410 million.

•	Facial aesthetics product net sales between $650 million and $660 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 12%.

•	Non-GAAP other revenue at approximately $110 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 37%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•	Non-GAAP diluted earnings per share attributable to stockholders between $6.27 and $6.30.

•	Diluted shares outstanding at approximately 304 million.

•	Effective tax rate on non-GAAP earnings at approximately 26%.

For the fourth quarter of 2014, Allergan expects:

•

Total product net sales between $1,845 million and $1,920 million, excluding any future anticipated revenue from the transition services agreements related to the sale of the obesity intervention business.

•	Non-GAAP diluted earnings per share attributable to stockholders between $1.80 and $1.83.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-

GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes from continuing operations, non-GAAP provision for income taxes, non-GAAP earnings from discontinued operations, non-GAAP loss on sale of discontinued operations, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to the statements by Mr. Pyott, as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Allergan’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2013 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC on October 6, 2014, and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,500 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts		September 30, 2014				September 30, 2013
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,790.7	$—		$1,790.7	$1,528.4	$—		$1,528.4
Other revenues	26.4	—		26.4	30.3	—		30.3

	1,817.1	—		1,817.1	1,558.7	—		1,558.7
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	206.6	(1.1	)(a)(b)	205.5	192.2	—		192.2
Selling, general and administrative	714.7	(97.1	)(a)(b)(c)(d)(e)(f)	617.6	589.3	(6.4	)(n)(o)(p)(q)(r)	582.9
Research and development	288.5	(21.3	)(a)(b)(g)	267.2	257.6	(6.7	)(q)(r)	250.9
Amortization of intangible assets	29.0	(27.4	)(h)	1.6	28.8	(27.7	)(h)	1.1
Restructuring charges	185.5	(185.5	)(i)	—	0.6	(0.6	)(i)	—

Operating income	392.8	332.4		725.2	490.2	41.4		531.6

Non-operating income (expense)
Interest income	2.0	—		2.0	1.5	—		1.5
Interest expense	(18.4)	(0.2	)(j)	(18.6)	(19.4)	0.1	(j)	(19.3)
Other, net	43.0	(34.1	)(k)	8.9	(15.5)	7.6	(k)	(7.9)

	26.6	(34.3)		(7.7)	(33.4)	7.7		(25.7)

Earnings from continuing operations before income taxes	419.4	298.1		717.5	456.8	49.1		505.9

Provision for income taxes	106.3	70.3	(l)	176.6	123.9	12.2	(s)	136.1

Earnings from continuing operations	313.1	227.8		540.9	332.9	36.9		369.8

Discontinued operations:
Earnings from discontinued operations, net of income tax expense of $2.7 million	—	—		—	5.5	(5.5	)(t)	—
Earnings (loss) on sale of discontinued operations, net of income tax expense (benefit) of $0.0 million and $(21.1) million, respectively	0.3	(0.3	)(m)	—	(37.6)	37.6	(u)	—

Discontinued operations	0.3	(0.3)		—	(32.1)	32.1		—

Net earnings	313.4	227.5		540.9	300.8	69.0		369.8

Net earnings attributable to noncontrolling interest	0.9	—		0.9	1.0	—		1.0

Net earnings attributable to Allergan, Inc.	$312.5	$227.5		$540.0	$299.8	$69.0		$368.8

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.05			$1.82	$1.12			$1.24
Discontinued operations	—			—	(0.11)			—

Net basic earnings per share attributable to Allergan, Inc. stockholders	$1.05			$1.82	$1.01			$1.24

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.03			$1.78	$1.10			$1.23
Discontinued operations	—			—	(0.10)			—

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$1.03			$1.78	$1.00			$1.23

Weighted average number of common shares outstanding:
Basic	296.9			296.9	296.5			296.5
Diluted	303.4			303.4	300.7			300.7

Selected ratio as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	11.5%			11.5%	12.6%			12.6%
Selling, general and administrative	39.9%			34.5%	38.6%			38.1%
Research and development	16.1%			14.9%	16.9%			16.4%

(a)	Expenses related to the global restructuring announced in July 2014 of $20.9 million, consisting of cost of sales of $0.3 million, selling, general and administrative expenses of $14.5 million and research and development expenses of $6.1 million

(b)	Expenses related to the realignment of various business functions of $1.5 million, consisting of cost of sales of $0.8 million, selling, general and administrative expenses of $0.5 million and research and development expenses of $0.2 million
(c)	Costs of $30.3 million associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant Pharmaceuticals International, Inc. (Valeant) to acquire all of the outstanding shares of Allergan, consisting primarily of investment banker fees, legal fees, public relation costs, accounting services and other costs
(d)	Income from changes in fair value of contingent consideration of $18.9 million and transaction costs of $1.2 million associated with business combinations
(e)	Estimated bad debt expense of $37.3 million due to changes in Venezuela’s foreign exchange system and administration by the National Center for Foreign Commerce (CENCOEX), which is severely limiting U.S. dollar payments for older receivables due from customers in Venezuela
(f)	Estimated catch-up adjustment of $32.2 million in accordance with final regulations issued by the U.S. Internal Revenue Service (IRS) governing administration of the annual fee on branded prescription drug manufacturers and importers
(g)	Development milestone payment of $15.0 million associated with a license agreement with Medytox, Inc. for technology that has not achieved regulatory approval
(h)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(i)	Net restructuring charges
(j)	Interest income (expense) associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(k)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments
(l)	Total tax effect for non-GAAP pre-tax adjustments
(m)	Earnings on the sale of discontinued operations
(n)	Expenses from changes in fair value of contingent consideration of $1.5 million and integration and transaction costs of $3.0 million associated with business combinations
(o)	External costs of $0.1 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(p)	Transaction costs of $0.3 million associated with a licensing agreement with Medytox, Inc.
(q)	Expenses related to the realignment of various business functions of $1.6 million, consisting of selling, general and administrative expenses of $1.4 million and research and development expenses of $0.2 million
(r)	Upfront licensing fee of $6.5 million included in research and development expenses associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(s)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $49.1 million	$(14.2)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	2.0

$(12.2)

(t)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit
(u)	Expected loss on the sale of discontinued operations

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three and nine months ended September 30, 2014 and September 30, 2013 and with respect to anticipated results for the fourth quarter and full year of 2014. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings from continuing operations before income taxes,” “non-GAAP provision for income taxes,” “non-GAAP earnings from discontinued operations,” “non-GAAP earnings (loss) on sale of discontinued operations,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Nine months ended
In millions, except per share amounts		September 30, 2014				September 30, 2013
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$5,237.1	$—		$5,237.1	$4,537.9	$—		$4,537.9
Other revenues	90.3	(9.7	)(a)	80.6	78.1	—		78.1

	5,327.4	(9.7)		5,317.7	4,616.0	—		4,616.0
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	633.3	(2.8	)(b)(c)	630.5	591.2	(9.0	)(p)(q)	582.2
Selling, general and administrative	2,092.2	(137.0	)(b)(c)(d)(e)(f)(g)(h)(i)	1,955.2	1,804.0	(28.5	)(q)(r)(s)(t)(u)	1,775.5
Research and development	926.2	(99.1	)(b)(c)(e)(h)(i)	827.1	772.9	(7.4	)(t)(u)	765.5
Amortization of intangible assets	84.8	(80.4	)(j)	4.4	88.5	(80.4	)(j)	8.1
Restructuring charges	208.3	(208.3	)(k)	—	4.9	(4.9	)(k)	—

Operating income	1,382.6	517.9		1,900.5	1,354.5	130.2		1,484.7

Non-operating income (expense)
Interest income	6.2	—		6.2	5.1	—		5.1
Interest expense	(53.8)	(2.0	)(l)	(55.8)	(56.8)	0.3	(l)	(56.5)
Other, net	20.4	(19.0	)(m)	1.4	(13.0)	(1.3	)(v)(w)(x)	(14.3)

	(27.2)	(21.0)		(48.2)	(64.7)	(1.0)		(65.7)

Earnings from continuing operations before income taxes	1,355.4	496.9		1,852.3	1,289.8	129.2		1,419.0

Provision for income taxes	365.4	126.8	(n)	492.2	329.9	51.3	(y)	381.2

Earnings from continuing operations	990.0	370.1		1,360.1	959.9	77.9		1,037.8

Discontinued operations:
Earnings from discontinued operations,net of income tax expense of $6.4 million	—			—	13.1	(13.1	)(z)	—
Loss on sale of discontinued operations, net of income tax benefit of $0.3 million and $108.3 million, respectively	(0.3)	0.3	(o)	—	(296.6)	296.6	(aa)	—

Discontinued operations	(0.3)	0.3		—	(283.5)	283.5		—

Net earnings	989.7	370.4		1,360.1	676.4	361.4		1,037.8

Net earnings attributable to noncontrolling interest	2.7	—		2.7	4.2	—		4.2

Net earnings attributable to Allergan, Inc.	$987.0	$370.4		$1,357.4	$672.2	$361.4		$1,033.6

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$3.32			$4.56	$3.22			$3.48
Discontinued operations	—			—	(0.95)			—

Net basic earnings per share attributable to Allergan, Inc. stockholders	$3.32			$4.56	$2.27			$3.48

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$3.25			$4.47	$3.17			$3.42
Discontinued operations	—			—	(0.94)			—

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$3.25			$4.47	$2.23			$3.42

Weighted average number of common shares outstanding:
Basic	297.5			297.5	296.7			296.7
Diluted	303.6			303.6	301.9			301.9

Selected ratio as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	12.1%			12.0%	13.0%			12.8%
Selling, general and administrative	39.9%			37.3%	39.8%			39.1%
Research and development	17.7%			15.8%	17.0%			16.9%

(a)	Sales milestone revenue associated with a license agreement with Senju Pharmaceutical Co., Ltd. (Senju)
(b)	Expenses related to the global restructuring announced in July 2014 of $20.9 million, consisting of cost of sales of $0.3 million, selling, general and administrative expenses of $14.5 million and research and development expenses of $6.1 million
(c)	Expenses related to the realignment of various business functions of $10.9 million, consisting of cost of sales of $2.5 million, selling, general and administrative expenses of $5.8 million and research and development expenses of $2.6 million
(d)	Costs of $60.5 million associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan, consisting primarily of investment banker fees, legal fees, public relation costs, accounting services and other costs
(e)	Income from changes in fair value of contingent consideration of $15.5 million included in selling, general and administrative expenses and integration and transaction costs of $1.6 million associated with business combinations, consisting of selling, general and administrative expenses of $1.2 million and research and development expenses of $0.4 million
(f)	Estimated bad debt expense of $37.3 million due to changes in Venezuela’s foreign exchange system and administration by CENCOEX, which is severely limiting U.S. dollar payments for older receivables due from customers in Venezuela
(g)	Estimated catch-up adjustment of $32.2 million in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers
(h)	Upfront licensing fee of $65.0 million and subsequent development milestone payment of $15.0 million included in research and development expenses associated with a license agreement with Medytox, Inc. for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(i)	Acquired in-process research and development asset of $10.0 million included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs of $0.6 million included in selling, general and administrative expenses
(j)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(k)	Net restructuring charges
(l)	Interest income (expense) associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(m)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(n)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $496.9 million	$(113.2)
Change in estimated taxes related to tax positions included in prior year filings	(13.6)

$(126.8)

(o)	Loss on the sale of discontinued operations
(p)	Fair market value inventory adjustment rollout of $8.9 million associated with the acquisition of SkinMedica, Inc.
(q)	Expenses from changes in fair value of contingent consideration of $4.8 million included in selling, general and administrative expenses and integration and transaction costs of $18.2 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $18.1 million
(r)	Aggregate charges of $3.6 million for external costs for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(s)	Transaction costs of $0.3 million associated with a licensing agreement with Medytox, Inc.
(t)	Expenses related to the realignment of various business functions of $2.5 million, consisting of selling, general and administrative expenses of $1.6 million and research and development expenses of $0.9 million
(u)	Upfront licensing fee of $6.5 million included in research and development expenses associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(v)	Unrealized gain of $4.3 million on the mark-to-market adjustment to derivative instruments
(w)	Gain on sale of investments of $0.7 million
(x)	Impairment of a non-marketable equity investment of $3.7 million
(y)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $129.2 million	$(35.9)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(15.4)

$(51.3)

(z)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit
(aa)	Expected loss on the sale of discontinued operations

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	September 30, 2014	December 31, 2013

Assets

Cash and equivalents	$3,910.8	$3,046.1
Short-term investments	274.6	603.0
Trade receivables, net	967.4	883.3
Inventories	297.7	285.3
Other current assets	653.3	493.0
Assets of discontinued operations	—	9.0

Total current assets	6,103.8	5,319.7

Property, plant and equipment, net	1,005.3	923.2
Intangible assets, net	1,882.4	1,650.0
Goodwill	2,474.8	2,339.4
Other noncurrent assets	276.0	342.0

Total assets	$11,742.3	$10,574.3

Liabilities and equity

Notes payable	$55.8	$55.6
Accounts payable	283.2	283.2
Other accrued expenses and income taxes	1,228.0	905.5

Total current liabilities	1,567.0	1,244.3

Long-term debt	2,088.6	2,098.3
Other liabilities	967.7	762.2

Equity:
Allergan, Inc. stockholders’ equity	7,110.7	6,463.2
Noncontrolling interest	8.3	6.3

Total equity	7,119.0	6,469.5

Total liabilities and equity	$11,742.3	$10,574.3

DSO	49	49

DOH	132	127

Cash and equivalents and short-term investments	$4,185.4	$3,649.1
Total notes payable and long-term debt	(2,144.4)	(2,153.9)

Cash and equivalents and short-term investments, net of debt	$2,041.0	$1,495.2

Debt-to-capital percentage	23.1%	25.0%

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Three months ended
	September 30, 2014		September 30 2013

Earnings from continuing operations	$313.1		$332.9
Less net earnings attributable to noncontrolling interest	0.9		1.0

Earnings from continuing operations attributable to Allergan, Inc.	312.2		331.9
Non-GAAP pre-tax adjustments:
Expenses related to the global restructuring announced in July 2014	20.9		–
Expenses related to the realignment of various business functions	1.5		1.6
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	30.3		–
(Income) expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(17.7)		4.5
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	37.3		–
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	32.2		–
Research and development expenses related to upfront licensing fees and milestone payments associated with license and collaboration agreements for technologies that have not achieved regulatory approval and related transaction costs	15.0		6.6
Amortization of intangible assets	27.4		27.7
Net restructuring charge	185.5		0.6
Interest (income) expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	(0.2)		0.1
Unrealized (gain) loss on derivative instruments	(34.1)		7.6
External costs for stockholder derivative litigation associated with the DOJ settlement	–		0.1
Transaction costs associated with a licensing agreement with Medytox, Inc.	–		0.3

	610.3		381.0

Tax effect for above items	(70.3)		(14.2)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	–		2.0

Non-GAAP earnings from continuing operations	$540.0		$368.8

Weighted average number of shares outstanding	296.9		296.5

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	6.5		4.2

	303.4		300.7

Diluted earnings per share from continuing operations	$1.03		$1.10

Non-GAAP earnings per share adjustments:
Expenses related to the global restructuring announced in July 2014	0.05		–
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	0.06		–
(Income) expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(0.07)		0.02
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	0.11		–
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	0.11		–
Research and development expenses related to upfront licensing fees and milestone payments associated with license and collaboration agreements for technologies that have not achieved regulatory approval and related transaction costs	0.05		0.02
Amortization of intangible assets	0.06		0.06
Net restructuring charges	0.45		–
Unrealized (gain) loss on derivative instruments	(0.07)		0.02
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	–		0.01

Non-GAAP diluted earnings per share from continuing operations	$1.78		$1.23

Year over year change		44.7%

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Nine months ended
	September 30, 2014	September 30, 2013

Earnings from continuing operations	$990.0	$959.9
Less net earnings attributable to noncontrolling interest	2.7	4.2

Earnings from continuing operations attributable to Allergan, Inc.	987.3	955.7
Non-GAAP pre-tax adjustments:
Sales milestone revenue associated with a license agreement with Senju	(9.7)	–
Expenses related to the global restructuring announced in July 2014	20.9	–
Expenses related to the realignment of various business functions	10.9	2.5
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	60.5	–
(Income) expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(13.9)	23.0
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	37.3	–
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	32.2	–
Research and development expenses related to upfront licensing fees and milestone payments associated with license and collaboration agreements for technologies that have not achieved regulatory approval and related transaction costs	80.4	6.6
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	10.6	–
Amortization of intangible assets	80.4	80.4
Net restructuring charges	208.3	4.9
Interest (income) expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	(2.0)	0.3
Unrealized gain on derivative instruments	(19.0)	(4.3)
Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.	–	8.9
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	–	3.6
Transaction costs associated with a licensing agreement with Medytox, Inc.	–	0.3
Gain on sale of investments	–	(0.7)
Impairment of a non-marketable equity investment	–	3.7

	1,484.2	1,084.9
Tax effect for above items	(113.2)	(35.9)
Change in estimated taxes related to tax positions included in prior year filings	(13.6)	–
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	–	(15.4)

Non-GAAP earnings from continuing operations	$1,357.4	$1,033.6

Weighted average number of shares outstanding	297.5	296.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	6.1	5.2

	303.6	301.9

Diluted earnings per share from continuing operations	$3.25		$3.17

Non-GAAP earnings per share adjustments:
Sales milestone revenue associated with a license agreement with Senju	(0.02)		–
Expenses related to the global restructuring announced in July 2014	0.05		–
Expenses related to the realignment of various business functions	0.02		–
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	0.13		–
(Income) expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(0.06)		0.06
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	0.11		–
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	0.11		–
Research and development expenses related to upfront licensing fees and milestone payments associated with license and collaboration agreements for technologies that have not achieved regulatory approval and related transaction costs	0.26		0.02
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	0.02		–
Amortization of intangible assets	0.18		0.18
Net restructuring charges	0.50		0.01
Unrealized gain on derivative instruments	(0.04)		(0.01)
Change in estimated taxes related to tax positions included in prior year filings	(0.04)		–
Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.	–		0.02
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	–		0.01
Impairment of a non-marketable equity investment	–		0.01
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	–		(0.05)

Non-GAAP diluted earnings per share from continuing operations	$4.47		$3.42

Year over year change		30.7%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	September 30,	September 30,	$ change in net sales			Percent change in net sales
	2014	2013	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$818.8	$717.1	$101.7	$103.0	$(1.3)	14.2%	14.4%	(0.2)%
Botox/ Neuromodulators	560.1	485.7	74.4	77.6	(3.2)	15.3%	16.0%	(0.7)%
Skin Care and Other	141.1	127.0	14.1	14.2	(0.1)	11.1%	11.2%	(0.1)%

Total Specialty Pharmaceuticals	1,520.0	1,329.8	190.2	194.8	(4.6)	14.3%	14.6%	(0.3)%

Breast Aesthetics	97.5	91.9	5.6	5.8	(0.2)	6.1%	6.3%	(0.2)%
Facial Aesthetics	161.4	106.7	54.7	56.0	(1.3)	51.3%	52.5%	(1.2)%

Core Medical Devices	258.9	198.6	60.3	61.8	(1.5)	30.4%	31.1%	(0.7)%
Other (a)	11.8	—	11.8	11.8	—	N/A	N/A	N/A

Total Medical Devices	270.7	198.6	72.1	73.6	(1.5)	36.3%	37.1%	(0.8)%

Product net sales	$1,790.7	$1,528.4	$262.3	$268.4	$(6.1)	17.2%	17.6%	(0.4)%

Domestic	63.9%	62.5%
International	36.1%	37.5%
Selected Product Net Sales (b):
Alphagan P, Alphagan, and Combigan	$130.2	$112.4	$17.8	$18.3	$(0.5)	15.9%	16.3%	(0.4)%
Lumigan Franchise	165.6	153.5	12.1	11.7	0.4	7.9%	7.6%	0.3%
Total Glaucoma Products	297.6	267.9	29.7	29.7	0.0	11.1%	11.1%	0.0%
Restasis	273.3	239.3	34.0	34.4	(0.4)	14.2%	14.4%	(0.2)%
Latisse	22.4	24.4	(2.0)	(1.9)	(0.1)	(8.1)%	(7.7)%	(0.4)%
Total Specialty Pharmaceuticals and Core Medical Devices	1,778.9	1,528.4	250.5	256.6	(6.1)	16.4%	16.8%	(0.4)%

	Nine months ended
	September 30,	September 30,	$ change in net sales			Percent change in net sales
	2014	2013	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,376.2	$2,108.1	$268.1	$283.3	$(15.2)	12.7%	13.4%	(0.7)%
Botox/ Neuromodulators	1,641.3	1,456.6	184.7	200.6	(15.9)	12.7%	13.8%	(1.1)%
Skin Care and Other	387.9	344.6	43.3	43.9	(0.6)	12.6%	12.7%	(0.1)%

Total Specialty Pharmaceuticals	4,405.4	3,909.3	496.1	527.8	(31.7)	12.7%	13.5%	(0.8)%

Breast Aesthetics	307.2	288.3	18.9	19.9	(1.0)	6.6%	6.9%	(0.3)%
Facial Aesthetics	487.6	340.3	147.3	152.3	(5.0)	43.3%	44.8%	(1.5)%

Core Medical Devices	794.8	628.6	166.2	172.2	(6.0)	26.4%	27.4%	(1.0)%
Other (a)	36.9	—	36.9	36.9	—	N/A	N/A	N/A

Total Medical Devices	831.7	628.6	203.1	209.1	(6.0)	32.3%	33.3%	(1.0)%

Product net sales	$5,237.1	$4,537.9	$699.2	$736.9	$(37.7)	15.4%	16.2%	(0.8)%

Domestic	62.7%	61.5%
International	37.3%	38.5%
Selected Product Net Sales (b):
Alphagan P, Alphagan, and Combigan	$376.9	$349.2	$27.7	$31.7	$(4.0)	8.0%	9.1%	(1.1)%
Lumigan Franchise	485.3	452.7	32.6	30.0	2.6	7.2%	6.6%	0.6%
Total Glaucoma Products	868.6	808.7	59.9	61.3	(1.4)	7.4%	7.6%	(0.2)%
Restasis	774.3	662.4	111.9	116.2	(4.3)	16.9%	17.5%	(0.6)%
Latisse	71.2	76.6	(5.4)	(4.9)	(0.5)	(7.1)%	(6.4)%	(0.7)%
Total Specialty Pharmaceuticals and Core Medical Devices	5,200.2	4,537.9	662.3	700.0	(37.7)	14.6%	15.4%	(0.8)%

(a)	Other medical devices product net sales consist of sales made pursuant to transition services agreements with Apollo Endosurgery, Inc. related to the sale of the obesity intervention business unit.

(b)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Fourth Quarter 2014
	Low	High

GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$1.74	$1.77
Amortization of intangible assets	0.06	0.06

Non-GAAP diluted earnings per share from continuing operations expectations	$1.80	$1.83

	Full Year 2014
	Low	High

GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$4.99	$5.02
Sales milestone revenue associated with a license agreement with Senju	(0.02)	(0.02)
Expenses related to the global restructuring announced in July 2014	0.05	0.05
Expenses related to the realignment of various business functions	0.02	0.02
Costs associated with the Allergan Board of Directors’ consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan	0.13	0.13
Income from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(0.06)	(0.06)
Estimated bad debt expense due to changes in Venezuela’s foreign exchange system and administration by CENCOEX	0.11	0.11
Estimated catch-up adjustment in accordance with final regulations issued by the IRS governing administration of the annual fee on branded prescription drug manufacturers and importers	0.11	0.11
Research and development expenses related to an upfront licensing fee and subsequent development milestone payment associated with a license agreement for technology that has not achieved regulatory approval and related transaction costs	0.26	0.26
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	0.02	0.02
Amortization of intangible assets	0.24	0.24
Net restructuring charges	0.50	0.50
Unrealized gain on derivative instruments	(0.04)	(0.04)
Change in estimated taxes related to tax positions included in prior year filings	(0.04)	(0.04)

Non-GAAP diluted earnings per share from continuing operations expectations	$6.27	$6.30

(a)	GAAP diluted earnings per share from continuing operations expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, integration and transaction costs associated with business combinations, expenses related to the realignment of various business functions, costs associated with the Allergan Board’s consideration and rejection of an unsolicited proposal from Valeant to acquire all of the outstanding shares of Allergan and restructuring charges that may occur but that are not currently known or determinable.